EXHIBIT 99.1

23andMe Reports FY2023 Second Quarter Financial Results

Second quarter revenue grew 37% to $76 million

Consumer revenue grew 27% year over year due to the addition of telehealth revenue

On track to achieve FY2023 financial guidance

South San Francisco, Calif., November 7, 2022 -- 23andMe Holding Co. (Nasdaq: ME) (“23andMe”), a leading human genetics and biopharmaceutical company with a mission to help people access, understand, and benefit from the human genome, today reported its financial results for the second quarter (“Q2”) of its fiscal year 2023 (“FY2023”), which ended September 30, 2022. 23andMe is the only company with multiple FDA authorizations for over-the-counter genetic health risk reports, and in particular the only company the FDA has authorized to provide, without physician involvement, genetic cancer risk reports and medication insights on how individuals may process certain commonly prescribed medications based on their genetics. The Company has also created the world’s largest crowdsourced platform for genetic research, which it is using to pursue drug discovery programs rooted in human genetics across a spectrum of disease areas.

“23andMe continues to deliver on the promise of personalized healthcare that followed the completion of the Human Genome Project over 20 years ago. 23andMe has the world's largest re-contactable database for genetic research, which makes us best positioned to unlock the potential of the human genome to treat and prevent disease. With our acquisition and integration of telehealth and digital pharmacy services, we will be able to provide our customers with one of the first large-scale personalized, genetics-based health services,” said Anne Wojcicki, Chief Executive Officer and Co-Founder of 23andMe. “Our genetic database also provides us with one of the largest research platforms for therapeutic discovery – producing over 50 therapeutics programs to date. Just this week our wholly owned 23ME-00610 Phase 1 program targeting CD200R1 will be the subject of a trials-in-progress presentation at The Society for Immunotherapy of Cancer's annual meeting. In our efforts to help people benefit from the human genome, we believe it is our genetics-based health services and the new therapeutics that come out of our discovery engine that will provide the greatest prospects for fulfilling the promise of personalized healthcare.”

Recent Highlights

●
Received FDA clearance to provide interpretive drug information for simvastatin, a commonly prescribed cholesterol medication
●
Expanded customer database to approximately 13.4 million genotyped customers.

●
Launched three new reports for 23andMe+ members. 23andMe+ is a membership service that offers insights and features to give members even more actionable information to live healthier lives. These reports are developed by 23andMe scientists using data and insights gathered from thousands of customers who have consented to participate in our research. They use machine learning to create a statistical model that estimates a person’s likelihood of developing a specific condition using thousands of genetic markers, along with a person’s ethnicity and birth sex. The new reports released in the second quarter were:
○
Anxiety report
○
Fibromyalgia report
○
Seasonal Allergies report
●
Launched a rare diseases study in four rare conditions – systemic sclerosis, ANCA-associated vasculitis, pemphigus vulgaris and dermatomyositis – with the hope of identifying new treatments and insights for these hard to study diseases.
●
Published results from a study that identified five regions in the human genome associated with susceptibility to pneumonia, a leading cause of death worldwide.
●
Published a large genetic study that identified hundreds of genes associated with insomnia, a condition that is also linked to depression, anxiety, schizophrenia, as well as metabolic disorders.
●
Introduces three new East Asian ancestry compositions: Northern Chinese & Tibetan, Southern Chinese & Taiwanese and South Chinese.

“We continue to see good revenue growth in our consumer business with the addition of telehealth services revenue,” said Joe Selsavage, Interim Chief Financial and Accounting Officer of 23andMe. “We also received $50 million from GSK, subsequent to the end of the second quarter, as payment for their option to extend the exclusive target discovery period of our collaboration for a fifth year. This helps strengthen our balance sheet as we work to create a new consumer experience with our genetic health service and advance our therapeutics programs, which further enable our opportunities for growth and profitability.”

FY2023 Second Quarter Financial Results

Total revenue for the three and six months ended September 30, 2022, was $76 million and $140 million, respectively, compared to $55 million and $114 million, respectively, for the same periods in the prior year, representing an increase of 37% and 22% respectively. Second quarter revenue and six-month revenue growth was primarily driven by the inclusion of telehealth services from the acquisition of Lemonaid in November 2021, increased Research Services revenue and continued growth in our subscription service. The Research Services revenue included revenue from GSK as well as non-recurring payments from other partners. These increases were partially offset by lower Personal Genome Service (“PGS”) revenue.

Revenue from Consumer Services, which includes PGS, telehealth and subscription services, represented approximately 75% and 80% of total revenue, respectively, for the three months and six months ended September 30, 2022. Research Services revenue is primarily derived from the collaboration with GSK and accounted for approximately 25% and 20% of total revenue, respectively, for those same periods.

Operating expenses for the three and six months ended September 30, 2022 were $106 million and $221 million, respectively, compared to $74 million and $147 million, respectively, for the same periods in the prior year. The increases in operating expenses in the second quarter and six-month periods were primarily attributable to increased labor costs and the addition of sales and marketing expenses from the previously acquired telehealth business. These were partially offset by lower R&D expenses due to decreased spending on the GSK6097608 (GSK ‘608) program following the Company's election to adopt the royalty option versus continuing to share in development costs.

Net loss for the three and six months ended September 30, 2022 was $66 million and $156 million, respectively, compared to a net loss of $17 million and $59 million for the same periods in the prior year. The increase in the three-month and six-month net loss was primarily driven by a benefit from changes in fair value of warrant liabilities of $30 million for the three months ended September 30, 2021 and higher operating expenses in the current period (as noted above), partially offset by higher revenue.

Total Adjusted EBITDA (as defined below) for the three and six months ended September 30, 2022 was a deficit of $30 million and $79 million, respectively, compared to a deficit of $30 million and $57 million for the same periods in the prior year. The increase in Adjusted EBITDA deficit for the six month period was driven primarily by the increase in operating expenses mentioned above and partially offset by increased revenue.

Balance Sheet

23andMe ended September 30, 2022 with cash and cash equivalents of $411 million, compared to $553 million as of March 31, 2022. Subsequent to the end of the quarter, a payment of $50 million was received from GSK, as mentioned above. The decrease was primarily attributable to the Company's overall operating cash flow deficit.

FY2023 Financial Guidance

23andme reconfirmed its full year guidance following Q2 FY2023 results. Full year revenue for fiscal 2023, which will end on March 31, 2023, is projected to be in the range of $260 to $280 million, with a net loss in the range of $350 to $370 million. The full year adjusted EBITDA deficit is projected to be in the range of $195 to $215 million for fiscal year 2023. As a reminder, this guidance includes the full-year impact of the consolidation of the Company’s acquired telehealth business into its overall consumer business as well as the current and anticipated effects of general inflation on certain of our costs.

Conference Call Webcast Information

23andMe will host a conference call at 4:30 p.m. Eastern Time on Monday, November 7, 2022 to discuss the financial results for Q2 FY2023 and report on business progress. The webcast can be accessed on the day of the event at https://investors.23andme.com/news-events/events-presentations. A webcast replay will be available at the same address for a limited time within 24 hours after the event.

About 23andMe

23andMe is a genetics-led consumer healthcare and therapeutics company empowering a healthier future. For more information, please visit investors.23andme.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the future performance of 23andMe’s businesses in consumer genetics and therapeutics and the growth and potential of its proprietary research platform. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding 23andMe’s strategy, financial position, funding for continued operations, cash reserves, projected costs, plans, and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," “predicts,” "continue," "will," “schedule,” and "would" or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The statements made herein are made as of the date of this press release and, except as may be required by law, 23andMe undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Use of Non-GAAP Financial Measure

To supplement the 23andMe’s unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that 23andMe defines as net income (loss) before net interest expense (income), net other expense (income), changes in fair value of warrant liabilities, income tax benefit, depreciation and amortization of fixed assets, amortization of internal use software, amortization of acquired intangible assets, non-cash stock-based compensation expense, acquisition-related costs, and expenses related to restructuring and other charges, if applicable for the period. 23andMe has provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Adjusted EBITDA is a key measure used by 23andMe’s management and the board of directors to understand and evaluate operating performance and trends, to prepare and approve 23andMe’s annual budget and to develop short- and long-term operating plans. 23andMe provides Adjusted EBITDA because 23andMe believes it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry and it facilitates comparisons on a consistent basis across reporting periods. Further, 23andMe believes it is helpful in highlighting trends in its operating results because it excludes items that are not indicative of 23andMe’s core operating performance. In particular, 23andMe believes that the exclusion of the items eliminated in calculating Adjusted EBITDA provides useful measures for period-to-period comparisons of 23andMe’s business. Accordingly, 23andMe believes that Adjusted EBITDA provides useful information in understanding and evaluating operating results in the same manner as 23andMe’s management and board of directors.

In evaluating Adjusted EBITDA, you should be aware that in the future 23andMe will incur expenses similar to the adjustments in this presentation. 23andMe’s presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. Other companies, including companies in the same industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. There are a number of limitations related to the use of these non-GAAP financial measures rather than net loss, which is the most directly comparable financial measure calculated in accordance with GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. When evaluating 23andMe’s performance, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and other GAAP results.

***

Investor Relations Contact: investors@23andMe.com

Media Contact: press@23andMe.com

23andMe Holding Co.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Revenue (related party amounts of $14,925 and $10,002 for the three months ended September 30, 2022 and 2021, respectively, and $23,190 and $21,212 for the six months ended September 30, 2022 and 2021, respectively)	$75,659	$55,204	$140,172	$114,443
Cost of revenue (related party amounts of $(271) and $(184) for the three months ended September 30, 2022 and 2021, respectively, and $(510) and $264 for the six months ended September 30, 2022 and 2021, respectively)	37,386	27,276	76,409	55,818
Gross profit	38,273	27,928	63,763	58,625
Operating expenses:
Research and development (related party amounts of $2,717 and $5,864 for the three months ended September 30, 2022 and 2021, respectively, and $6,266 and $11,886 for the six months ended September 30, 2022 and 2021, respectively)	52,598	44,523	104,607	88,755
Sales and marketing	24,835	13,588	58,269	29,007
General and administrative	28,881	16,264	58,524	28,860
Total operating expenses	106,314	74,375	221,400	146,622
Loss from operations	(68,041)	(46,447)	(157,637)	(87,997)
Other income (expense):
Interest income, net	1,392	92	1,637	136
Change in fair value of warrant liabilities	—	29,828	—	29,294
Other income (expense), net	(687)	3	(1,122)	17
Loss before income taxes	(67,336)	(16,524)	(157,122)	(58,550)
Benefit from income taxes	1,271	—	1,525	—
Net loss	$(66,065)	$(16,524)	$(155,597)	$(58,550)
Other comprehensive income	829	—	1,453	—
Total comprehensive loss	$(65,236)	$(16,524)	$(154,144)	$(58,550)
Net loss per share of Class A and Class B common stock attributable to common stockholders:
Basic and diluted	$(0.15)	$(0.04)	$(0.35)	$(0.20)
Weighted-average shares used to compute net loss per share:
Basic and diluted	449,899,537	406,886,060	448,211,708	288,190,872

23andMe Holding Co.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	September 30,	March 31,
	2022	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$410,891	$553,182
Restricted cash	1,599	1,599
Accounts receivable, net (related party amounts of $50,001 and nil as of September 30, 2022 and March 31, 2022, respectively)	52,883	3,380
Inventories	13,806	10,789
Deferred cost of revenue	6,786	7,700
Prepaid expenses and other current assets	20,240	25,139
Total current assets	506,205	601,789
Property and equipment, net	44,057	49,851
Operating lease right-of-use assets	51,888	55,577
Restricted cash, noncurrent	6,974	6,974
Internal-use software, net	11,507	9,635
Intangible assets, net	64,928	73,905
Goodwill	351,744	351,744
Other assets	3,429	2,593
Total assets	$1,040,732	$1,152,068
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable (related party amounts of $3,652 and $12,567 as of September 30, 2022 and March 31, 2022, respectively)	$10,549	$37,930
Accrued expenses and other current liabilities (related party amounts of $2,763 and $5,772 as of September 30, 2022 and March 31, 2022, respectively)	44,420	44,588
Deferred revenue (related party amounts of $35,993 and $9,181 as of September 30, 2022 and March 31, 2022, respectively)	81,923	62,939
Operating lease liabilities	8,014	7,784
Total current liabilities	144,906	153,241
Operating lease liabilities, noncurrent	73,867	78,524
Other liabilities	2,639	4,647
Total liabilities	$221,412	$236,412
Stockholders' equity
Common Stock - Class A shares, par value $0.0001, 1,140,000,000 shares authorized as of September 30, 2022 and March 31, 2022, 266,937,775 and 228,174,718 shares issued and outstanding as of September 30, 2022 and March 31, 2022, respectively; Class B shares, par value $0.0001, 350,000,000 shares authorized as of September 30, 2022 and March 31, 2022, 188,515,261 and 220,637,603 shares issued and outstanding as of September 30, 2022 and March 31, 2022, respectively.	45	45
Additional paid-in capital	2,167,968	2,110,160
Accumulated other comprehensive income	1,632	179
Accumulated deficit	(1,350,325)	(1,194,728)
Total stockholders’ equity	819,320	915,656
Total liabilities and stockholders’ equity	$1,040,732	$1,152,068

23andMe Holding Co.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(155,597)	$(58,550)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,747	8,402
Amortization and impairment of internal-use software	2,078	1,106
Stock-based compensation expense	59,430	20,064
Changes in fair value of warrant liabilities	—	(29,294)
Gain on sale of fixed assets	4	42
Gain on lease termination	—	(15)
Changes in operating assets and liabilities:
Accounts receivable (related party amounts of $(50,001) and $(25,000) for the six months ended September 30, 2022 and 2021, respectively)	(49,502)	(24,226)
Inventories	(3,017)	(11,494)
Deferred cost of revenue	914	(44)
Prepaid expenses and other current assets	4,899	(5,360)
Operating right-of-use assets	3,689	3,496
Other assets	(834)	(654)
Accounts payable (related party amounts of $(8,915) and $(4,422) for the six months ended September 30, 2022 and 2021, respectively)	(26,968)	(997)
Accrued and other current liabilities (related party amounts of $(3,009) and $5,545 for the six months ended September 30, 2022 and 2021, respectively)	(10,367)	(2,276)
Deferred revenue (related party amounts of $26,812 and $3,788 for the six months ended September 30, 2022 and 2021, respectively)	18,984	(3,574)
Operating lease liabilities	(4,426)	(3,696)
Other liabilities	(2,008)	45
Net cash used in operating activities	(145,974)	(107,025)
Cash flows from investing activities:
Purchases of property and equipment	(1,945)	(1,810)
Prepayment for intangible assets	—	(5,500)
Proceeds from sale of property and equipment	2	1
Capitalized internal-use software costs	(3,008)	(1,807)
Net cash used in investing activities	(4,951)	(9,116)
Cash flows from financing activities:
Proceeds from exercise of stock options	3,944	5,624
Proceeds from issuance of common stock under employee stock purchase plan	3,238	—
Payments of deferred offering costs	—	(30,642)
Proceeds from issuance of common stock upon merger	—	309,720
Proceeds from PIPE (related party amounts of nil and $25,000 for the six months ended September 30, 2022 and 2021, respectively)	—	250,000
Net cash provided by financing activities	7,182	534,702
Effect of exchange rates on cash and cash equivalents	1,452	—
Net increase (decrease) in cash, cash equivalents and restricted cash	(142,291)	418,561
Cash, cash equivalents and restricted cash—beginning of period	561,755	290,862
Cash, cash equivalents and restricted cash—end of period	419,464	709,423
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	762	34
Stock-based compensation capitalized for internal-use software costs	1,320	437
Reclassification of deferred offering costs	—	3,971
Assumption of merger warrants liability	—	75,415
Conversion of redeemable convertible preferred stock to common stock	—	837,351
Reconciliation of cash, cash equivalents, and restricted cash within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	410,891	701,050
Restricted cash, current	1,599	1,399
Restricted cash, noncurrent	6,974	6,974
Total cash, cash equivalents and restricted cash	$419,464	$709,423

23andMe Holding Co.

Total Company and Segment Information and Reconciliation of Non-GAAP Financial Measures

(in thousands)

(Unaudited)

The Company’s revenue and Adjusted EBITDA by segment and for the total Company is as follows:

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Segment Revenue
Consumer and Research Services	$75,659	$55,204	$140,172	$114,443
Total revenue (1)	$75,659	$55,204	$140,172	$114,443
Segment Adjusted EBITDA
Consumer and Research Services Adjusted EBITDA	$2,324	$(760)	$(14,673)	$(1,265)
Therapeutics Adjusted EBITDA	(18,663)	(18,828)	(37,128)	(37,131)
Unallocated Corporate (2)	(13,316)	(10,095)	(27,568)	(18,563)
Total Adjusted EBITDA	$(29,655)	$(29,683)	$(79,369)	$(56,959)

Reconciliation of net loss to Adjusted EBITDA
Net loss	$(66,065)	$(16,524)	$(155,597)	$(58,550)
Adjustments:
Interest (income), net	(1,392)	(92)	(1,637)	(136)
Other (income) expense, net	687	(3)	1,122	(17)
Change in fair value of warrant liabilities	—	(29,828)	—	(29,294)
Income tax benefit	(1,271)	—	(1,525)	—
Depreciation and amortization	5,152	4,871	10,256	9,508
Amortization of acquired intangible assets	4,267	—	8,582	—
Stock-based compensation expense	28,967	10,427	59,430	20,064
Acquisition-related costs (3)	—	1,466	—	1,466
Total Adjusted EBITDA	$(29,655)	$(29,683)	$(79,369)	$(56,959)
(1)
There was no Therapeutics revenue for the three and six months ended September 30, 2022 and 2021.
(2)
Certain department expenses such as Finance, Legal, Regulatory and Supplier Quality, Corporate Communications, and CEO Office are not reported as part of the reporting segments as reviewed by the CODM. These amounts are included in Unallocated Corporate.
(3)
For the three and six months ended September 30, 2022 and 2021, acquisition-related costs primarily consisted of advisory, legal and consulting fees related to the Lemonaid Acquisition.

23andMe Holding Co.

Reconciliation of GAAP Net Loss Outlook to non-GAAP Adjusted EBITDA Outlook

(in thousands)

(Unaudited)

	Outlook for the Year Ending March 31, 2023
	as of September 30, 2022
	Low	High
Reconciliation of estimated net loss to adjusted EBITDA
GAAP Net Loss outlook	$(370,000)	$(350,000)
Adjustments
Estimated interest (income) expense, net	(217)	(217)
Estimated other (income) expense, net	(286)	(286)
Estimated depreciation and amortization	20,605	20,605
Estimated amortization of acquired intangible assets	17,393	17,393
Estimated stock-based compensation expense	117,505	117,505
Non-GAAP adjusted EBITDA outlook	$(215,000)	$(195,000)